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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, with respect to the consolidated financial statements of The Titan Corporation, dated June 10, 1998 (except with respect to the matters discussed in Note 16, as to which the date is June 30, 1998) included in The Titan Corporation's Form S-4 Registration Statement dated September 24, 1998 (File No. 333-60122) and to all references to our Firm included in this registration statement.

                                   ARTHUR ANDERSEN LLP


San Diego, California
October 26, 1998